Consent of Independent Registered Public Accounting Firm

The Board of Directors
Kansas City Life Insurance Company:

We consent to the use of our reports dated February 29, 2008, with respect to the consolidated financial statements of Kansas City Life Insurance Company (the Company) and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007; and to the use of our report dated April 7, 2008, with respect to the statement of net assets of Kansas City Life Variable Life Separate Account (comprised of individual subaccounts as listed in note 1 to the financial statements) as of December 31, 2007, and the related statement of operations for the period or year then ended; the statements of changes in net assets for each of the periods or years in the two-year period then ended; and financial highlights for each of the periods or years in the five-year period then ended, which reports appear in the Statement of Additional Information accompanying the Prospectus of Century II Alliance Variable Universal Life, included in the Post-Effective Amendment No. 9 to the Registration Statement under the Securities Act of 1933 (File No. 333-49000) on Form N-6 and to the reference to our firm under the heading Experts, also in the Statement of Additional Information. Our report on the consolidated financial statements dated February 29, 2008 contains explanatory paragraphs stating that as discussed in note 1 to the consolidated financial statements, the Company adopted American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 05-01, Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges in Insurance Contracts, effective January 1, 2007 and Financial Accounting Standards Board Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective January 1, 2007.

/s/ KPMG LLP

Kansas City, Missouri
April 18, 2008